Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
November 4, 2015

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NOI BEFORE INCOME TAXES OF $0.40 PER DILUTED SHARE, NET LOSS OF $(0.14) PER DILUTED SHARE AND NAV PER SHARE OF $20.44

Bethesda, MD - November 4, 2015 - American Capital, Ltd. (“American Capital” or the “Company”) (NASDAQ: ACAS) announced consolidated net operating income (“NOI”) before income taxes for the quarter ended September 30, 2015 of $108 million, or $0.40 per diluted share, an 8% annualized return on equity. Consolidated NOI after income taxes for the quarter ended September 30, 2015 was $75 million, or $0.28 per diluted share. Consolidated net loss for the quarter ended September 30, 2015 was $(37) million, or $(0.14) per diluted share. As of September 30, 2015, net asset value (“NAV”) per share was $20.44, a $0.09 per share increase from the June 30, 2015 NAV per share of $20.35.

Q3 2015 CONSOLIDATED FINANCIAL SUMMARY

•	$20.44 NAV per share outstanding

✓	$0.09 per share increase, or 2% annualized, over Q2 2015

•	$0.40 NOI before income taxes per diluted share, or $108 million

✓	18%, or $0.06 per diluted share, increase over Q2 2015, or $11 million

✓	67%, or $0.16 per diluted share, increase over Q3 2014, or $42 million

✓	8.0% annualized return on equity

•	$0.28 NOI after income taxes per diluted share, or $75 million

✓	17%, or $0.04 per diluted share, increase over Q2 2015, or $8 million

•	$(0.14) net loss per diluted share, or $(37) million

✓	$0.36 per diluted share, decline from Q2 2015, or $99 million

•	$494 million of cash proceeds from realizations

✓	$262 million from Senior Floating Rate Loans (“SFRLs”)

•	$691 million in new committed investments

✓	$223 million in Senior Floating Rate Loans

○	Funded by drawing on a credit facility

✓	$177 million in Sponsor Finance Investments

✓	$147 million in Structured Products

•	9.7 million shares of American Capital common stock repurchased for $135 million

✓	3.6% of shares outstanding as of June 30, 2015

✓	$13.82 average price per share

✓	$0.23 per share accretive to September 30, 2015 NAV per share

American Capital, Ltd.
November 4, 2015

“This was an important quarter for American Capital for two reasons,” said Malon Wilkus, Chairman and Chief Executive Officer. “First, our annualized pretax per share NOI return on equity improved to 8% this quarter. Our NOI before income taxes was $108 million, or $0.40 per diluted share, up 67% from the comparable period in 2014 and reflects our ongoing efforts to reposition our balance sheet and improve NOI. Second, and more importantly, we made significant progress on our previously announced plan to spin-off a new BDC, American Capital Income, to our shareholders by making our initial filings with the SEC in late September and last week receiving the IRS private letter ruling for the tax free nature of the spin-off. In addition to our regular earnings materials being issued today, we will post a slide presentation that provides financial forecasts and related assumptions for American Capital and American Capital Income, reflecting the spin-off and American Capital’s continuing operation as an asset management company managing our existing funds under management and American Capital Income.”

PORTFOLIO VALUATION
For the quarter ended September 30, 2015, net unrealized depreciation, before income taxes, on American Capital’s consolidated investment portfolio totaled $60 million. The primary components of the net unrealized depreciation were:

•
$55 million unrealized depreciation of American Capital Asset Management primarily due to a reduction in projected management fees for managing American Capital Agency Corp. and American Capital Mortgage Investment Corp. due to a decrease in the equity capital of each company as a result of share repurchases and realized losses;

•	$45 million net unrealized depreciation of American Capital One Stop Buyouts® primarily driven by declining performance in one portfolio company;

•
$45 million net unrealized depreciation of Structured Products investments primarily due to unrealized depreciation on our CLO investment portfolio as a result of a decline in forecasted cash flows and lower dealer marks;

•	$26 million net unrealized appreciation of European Capital investments; and

•	$70 million reversal of prior period unrealized depreciation upon realization.

“During the quarter we repurchased 9.7 million shares of our common stock for $135 million, which resulted in $0.23 per share of accretion in the net asset value of our remaining shares,” said John Erickson, Chief Financial Officer and President, Specialty Finance. “We remain committed to our previously announced share repurchase program. If our share price generally remains at current levels, we would expect our repurchases to aggregate to the high end of the previously announced range of $300 million to $600 million. In addition, we expect to undertake a tender for outstanding stock options in connection with the spin-off transaction, assuming that we receive the necessary shareholder approval to use our shares for the tender, and the tender will result in reduced dilution from stock option exercises.”

“We originated $177 million in the third quarter and an additional $138 million in October of Sponsor Finance investments,” said Brian Graff, President, Private Finance. “We continue to make strong progress in achieving our goals for deploying Sponsor Finance assets. Currently, we are seeing a substantive dislocation in the credit markets due to increased volatility in the high yield bond market and large banks digesting previously underwritten credits. As a result, we have a robust fourth quarter pipeline with many larger than normal borrowers and opportunities for increasing yields. It is also worth noting that we have no securities on non-accrual in our Sponsor Finance portfolio.”

PORTFOLIO PERFORMANCE
As of September 30, 2015, the Company's investments in Senior Floating Rate Loans were diversified across 257 portfolio companies and 51 industries, with the average issuer concentration at $8.7 million and no single company representing more than 1.7% of the Company's Senior Floating Rate Loan portfolio. The weighted average effective interest rate on the Company's Senior Floating Rate Loan portfolio as of September 30, 2015 was 4.2%. As of September 30, 2015, the weighted average effective interest rate on the consolidated debt investments, excluding Senior Floating Rate Loans and inclusive of non-accrual loans, was 8.7%, 10 basis points lower than the June 30, 2015 rate of 8.8%. The weighted average effective interest rate on European Capital’s debt investments as of September 30, 2015 was 3.7%, 40 basis points lower than the June 30, 2015 rate of 4.1%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on European Capital’s debt investments as of September 30, 2015 was 7.6%, 40 basis points lower than the June 30, 2015 rate of 8.0%. The weighted average effective interest rate on consolidated debt investments as of September 30, 2015 was 6.5%, 10 basis points higher than the June 30, 2015 rate of 6.4%.

American Capital, Ltd.
November 4, 2015

As of September 30, 2015, excluding European Capital loans, loans with a fair value of $85 million were on non-accrual, representing 2.0% of total loans at fair value, compared to $109 million, or 2.7%, of loans at fair value as of June 30, 2015. The $24 million decrease in the fair value of loans on non-accrual was generally driven by net depreciation of existing non-accrual loans and the removal of one loan from non-accrual. Total loans on non-accrual were valued at 47.5% of cost at the end of the quarter, a 13.7% decrease from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $94 million, or 2.2%.

As of September 30, 2015, European Capital loans with a fair value of $42 million were on non-accrual, representing 21.6% of total European Capital loans at fair value, compared to $28 million, or 15.5%, of European Capital loans at fair value as of June 30, 2015. The $14 million increase in the fair value of European Capital loans on non-accrual was driven by net appreciation of one existing non-accrual loan. Total European Capital loans on non-accrual were valued at 37.1% of cost at the end of the quarter, an 18.9% increase from the prior quarter. The estimated loss on total loans at cost was $121 million, or 38.1%.

SHARE REPURCHASE PROGRAM
As previously announced, American Capital's Board of Directors modified its Share Repurchase Program beginning in the third quarter of 2015. Under the program, American Capital will purchase between $300 million and $600 million of common stock at prices per share below 85% of its most recent quarterly net asset value per share, subject to certain conditions. The purchases will be made prior to the previously announced spin-off of American Capital Income, Ltd. by the Company.

During the third quarter of 2015, American Capital made open market purchases of 9.7 million shares, or 3.6% of the shares outstanding as of June 30, 2015, for an aggregate price of $135 million, of American Capital common stock at an average price of $13.82 per share. Since the inception of the program in August 2011, American Capital has made open market purchases of 117.8 million shares, or $1.4 billion, of American Capital common stock at an average price of $12.05 per share. This represents 34% of shares outstanding immediately prior to the launch of the program.

American Capital, Ltd.
November 4, 2015

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2015, June 30, 2015 and December 31, 2014
(in millions, except per share amounts)

	Q3	Q2	Q3 2015 Versus Q2 2015		Q4	Q3 2015 Versus Q4 2014
	2015	2015	$	%	2014	$	%
	(unaudited)	(unaudited)
Assets
Investments at fair value (cost of $6,921, $7,013 and $6,417, respectively)	$7,106	$7,260	$(154)	(2%)	$6,280	$826	13%
Cash and cash equivalents	244	274	(30)	(11%)	676	(432)	(64%)
Restricted cash and cash equivalents	97	78	19	24%	167	(70)	(42%)
Interest and dividend receivable	53	50	3	6%	46	7	15%
Deferred tax asset, net	263	264	(1)	—%	354	(91)	(26%)
Trade date settlement receivable	304	32	272	850%	4	300	NM
Other	101	127	(26)	(20%)	113	(12)	(11%)
Total assets	$8,168	$8,085	$83	1%	$7,640	$528	7%

Liabilities and Shareholders' Equity
Debt	$2,649	$2,107	$542	26%	$1,703	$946	56%
Trade date settlement liability	77	402	(325)	(81%)	191	(114)	(60%)
Other	135	120	15	13%	274	(139)	(51%)
Total liabilities	2,861	2,629	232	9%	2,168	693	32%

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 263.3, 271.9 and 271.1 issued and 259.6, 268.1 and 266.9 outstanding, respectively	3	3	—	—%	3	—	—%
Capital in excess of par value	6,112	6,231	(119)	(2%)	6,246	(134)	(2%)
Cumulative translation adjustment, net of tax	(109)	(116)	7	6%	(38)	(71)	(187%)
Distributions in excess of net realized earnings	(806)	(824)	18	2%	(505)	(301)	(60%)
Net unrealized appreciation (depreciation) of investments	107	162	(55)	(34%)	(234)	341	NM
Total shareholders' equity	5,307	5,456	(149)	(3%)	5,472	(165)	(3%)
Total liabilities and shareholders' equity	$8,168	$8,085	$83	1%	$7,640	$528	7%

NAV per common share outstanding	$20.44	$20.35	$0.09	—%	$20.50	$(0.06)	—%

______________________________
NM = Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

American Capital, Ltd.
November 4, 2015

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended September 30, 2015, June 30, 2015 and September 30, 2014
(in millions, except per share data)
(unaudited)

	Q3	Q2	Q3 2015 Versus Q2 2015		Q3	Q3 2015 Versus Q3 2014
	2015	2015	$	%	2014	$	%

OPERATING REVENUE
Interest and dividend income	$165	$151	$14	9%	$115	$50	43%
Fee income	11	17	(6)	(35%)	14	(3)	(21%)
Total operating revenue	176	168	8	5%	129	47	36%

OPERATING EXPENSES
Interest	21	20	1	5%	14	7	50%
Salaries, benefits and stock-based compensation	31	32	(1)	(3%)	37	(6)	(16%)
European Capital management fees	3	4	(1)	(25%)	—	3	100%
General and administrative	13	15	(2)	(13%)	12	1	8%
Total operating expenses	68	71	(3)	(4%)	63	5	8%

NET OPERATING INCOME BEFORE INCOME TAXES	108	97	11	11%	66	42	64%

Tax provision	(33)	(30)	(3)	(10%)	(15)	(18)	(120%)
NET OPERATING INCOME	75	67	8	12%	51	24	47%

Net realized (loss) gain
Portfolio company investments	(68)	(284)	216	76%	46	(114)	NM
Foreign currency transactions	(10)	3	(13)	NM	(8)	(2)	(25%)
Derivative agreements and other	(2)	46	(48)	NM	(44)	42	95%
Tax benefit	23	12	11	92%	17	6	35%
Total net realized (loss) gain	(57)	(223)	166	74%	11	(68)	NM

Net unrealized (depreciation) appreciation
Portfolio company investments	(60)	140	(200)	NM	135	(195)	NM
Foreign currency translation	(2)	13	(15)	NM	(66)	64	97%
Derivative agreements and other	1	65	(64)	(98%)	(11)	12	NM
Tax benefit (provision)	6	—	6	100%	(6)	12	NM
Total net unrealized (depreciation) appreciation	(55)	218	(273)	NM	52	(107)	NM

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“NET (LOSS) EARNINGS”)	$(37)	$62	$(99)	NM	$114	$(151)	NM

NET OPERATING INCOME BEFORE INCOME TAXES PER COMMON SHARE
Basic	$0.40	$0.36	$0.04	11%	$0.25	$0.15	60%
Diluted	$0.40	$0.34	$0.06	18%	$0.24	$0.16	67%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.28	$0.25	$0.03	12%	$0.19	$0.09	47%
Diluted	$0.28	$0.24	$0.04	17%	$0.18	$0.10	56%

NET REALIZED EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.07	$(0.57)	$0.64	NM	$0.23	$(0.16)	(70%)
Diluted	$0.07	$(0.55)	$0.62	NM	$0.22	$(0.15)	(68%)

NET (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.14)	$0.23	$(0.37)	NM	$0.43	$(0.57)	NM
Diluted	$(0.14)	$0.22	$(0.36)	NM	$0.41	$(0.55)	NM

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	267.7	272.4	(4.7)	(2%)	267.1	0.6	—%
Diluted	267.7	283.4	(15.7)	(6%)	279.9	(12.2)	(4%)
______________________________
NM = Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

American Capital, Ltd.
November 4, 2015

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended September 30, 2015, June 30, 2015 and September 30, 2014
(in millions, except per share data)
(unaudited)

			Q3 2015 Versus Q2 2015			Q3 2015 Versus Q3 2014
	Q3 2015	Q2 2015	$	%	Q3 2014	$	%

Assets Under Management
American Capital Total Assets at Fair Value	$8,168	$8,085	$83	1%	$7,176	$992	14%
Externally Managed Assets at Fair Value(1)	71,943	73,389	(1,446)	(2%)	73,304	(1,361)	(2%)
Total	$80,111	$81,474	$(1,363)	(2%)	$80,480	$(369)	—%

Third-Party Earning Assets Under Management(2)	$15,105	$14,667	$438	3%	$14,044	$1,061	8%
Total Earning Assets Under Management(3)	$23,273	$22,752	$521	2%	$21,220	$2,053	10%

New Investments
First Lien Senior Debt	$303	$393	$(90)	(23%)	$928	$(625)	(67%)
Second Lien Senior Debt	138	94	44	47%	129	9	7%
Mezzanine Debt	14	4	10	250%	4	10	250%
Preferred Equity	4	89	(85)	(96%)	23	(19)	(83%)
Common Equity	85	241	(156)	(65%)	207	(122)	(59%)
Structured Products	147	155	(8)	(5%)	152	(5)	(3%)
Total by Security Type	$691	$976	$(285)	(29%)	$1,443	$(752)	(52%)

Senior Floating Rate Loans	$223	$300	$(77)	(26%)	$825	$(602)	(73%)
Sponsor Finance and Other Investments	191	90	101	112%	155	36	23%
Structured Products	147	155	(8)	(5%)	152	(5)	(3%)
Investments in ACAM and Fund Development	88	69	19	28%	201	(113)	(56%)
European Capital	14	179	(165)	(92%)	—	14	100%
Add-on Financing for Growth and Working Capital	27	34	(7)	(21%)	106	(79)	(75%)
Add-on Financing for Distressed Situations	1	4	(3)	(75%)	—	1	100%
Add-on Financing for ACE Buybacks	—	145	(145)	(100%)	—	—	—%
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	—	—	—%	4	(4)	(100%)
Total by Use	$691	$976	$(285)	(29%)	$1,443	$(752)	(52%)

Realizations
Scheduled Principal Amortization	$192	$139	$53	38%	$12	$180	NM
Equity Investments	177	90	87	97%	656	(479)	(73%)
Loan Syndications and Sales	75	206	(131)	(64%)	32	43	134%
Principal Prepayments	41	147	(106)	(72%)	332	(291)	(88%)
Payment of Accrued PIK Notes and Dividends and Accreted OID	9	12	(3)	(25%)	110	(101)	(92%)
Total by Source	$494	$594	$(100)	(17%)	$1,142	$(648)	(57%)

Senior Floating Rate Loans	$262	$186	$76	41%	$57	$205	360%
Sponsor Finance and Other Investments	99	33	66	200%	234	(135)	(58%)
European Capital(4)	72	175	(103)	(59%)	127	(55)	(43%)
American Capital Asset Management	32	3	29	967%	2	30	NM
Structured Products	22	99	(77)	(78%)	83	(61)	(73%)
American Capital One Stop Buyouts®	7	98	(91)	(93%)	639	(632)	(99%)
Total by Business Line	$494	$594	$(100)	(17%)	$1,142	$(648)	(57%)

American Capital, Ltd.
November 4, 2015

			Q3 2015 Versus Q2 2015			Q3 2015 Versus Q3 2014
	Q3 2015	Q2 2015	$	%	Q3 2014	$	%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$46	$8	$38	475%	$110	$(64)	(58%)
Gross Realized Loss	(114)	(292)	178	61%	(64)	(50)	(78%)
Portfolio Net Realized (Loss) Gain	(68)	(284)	216	76%	46	(114)	NM
Foreign Currency Transactions	(10)	3	(13)	NM	(8)	(2)	(25%)
Derivative Agreements	(2)	46	(48)	NM	(44)	42	95%
Tax Benefit	23	12	11	92%	17	6	35%
Net Realized (Loss) Gain	(57)	(223)	166	74%	11	(68)	NM

Net Unrealized (Depreciation) Appreciation of American Capital One Stop Buyouts®	(45)	(9)	(36)	(400%)	110	(155)	NM
Net Unrealized Appreciation (Depreciation) of American Capital Sponsor Finance and Other Investments	8	(5)	13	NM	19	(11)	(58%)
Net Unrealized Appreciation of European Capital Investments	26	6	20	333%	—	26	100%
Net Unrealized Appreciation of Investment in European Capital	—	—	—	—%	37	(37)	(100%)
Net Unrealized Appreciation of Investment in European Capital Foreign Currency Translation	—	—	—	—%	12	(12)	(100%)
Net Unrealized Depreciation of ACAM	(55)	(10)	(45)	(450%)	—	(55)	(100%)
Net Unrealized Depreciation of Senior Floating Rate Loans	(19)	(11)	(8)	(73%)	(16)	(3)	(19%)
Net Unrealized (Depreciation) Appreciation of Structured Products	(45)	(11)	(34)	(309%)	8	(53)	NM
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	70	180	(110)	(61%)	(35)	105	NM
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(60)	140	(200)	NM	135	(195)	NM
Foreign Currency Translation - Investment in European Capital	—	—	—	—%	(63)	63	100%
Foreign Currency Translation - European Capital Investments	(4)	11	(15)	NM	—	(4)	(100%)
Foreign Currency Translation - Other	2	2	—	—%	(3)	5	NM
Derivative Agreements and Other	1	65	(64)	(98%)	(11)	12	NM
Tax Benefit (Provision)	6	—	6	100%	(6)	12	NM
Net Unrealized (Depreciation) Appreciation of Investments	(55)	218	(273)	NM	52	(107)	NM

Net Gains, Losses, Appreciation and Depreciation	$(112)	$(5)	$(107)	NM	$63	$(175)	NM

Other Financial Data
NAV per Share	$20.44	$20.35	$0.09	—%	$20.54	$(0.10)	—%
Market Capitalization	$3,157	$3,633	$(476)	(13%)	$3,751	$(594)	(16%)
Total Enterprise Value(5)	$5,562	$5,466	$96	2%	$4,675	$887	19%
Asset Coverage Ratio	300%	358%			423%
Debt to Equity Ratio	0.5x	0.4x			0.3x

American Capital, Ltd.
November 4, 2015

			Q3 2015 Versus Q2 2015			Q3 2015 Versus Q3 2014
	Q3 2015	Q2 2015	$	%	Q3 2014	$	%

Credit Quality
Weighted Average Effective Interest Rate on SFRLs at Period End	4.2%	4.2%			4.4%
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRLs, at Period End	8.7%	8.8%			9.1%
Weighted Average Effective Interest Rate on European Capital's Debt Investments at Period End	3.7%	4.1%			NA
Weighted Average Effective Interest Rate on All Debt Investments at Period End	6.5%	6.4%			6.8%
Loans on Non-Accrual at Cost	$342	$332	$10	3%	$256	$86	34%
Loans on Non-Accrual at Fair Value	$127	$137	$(10)	(7%)	$172	$(45)	(26%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	7.3%	7.4%			8.3%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	2.9%	3.2%			5.7%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	37.1%	41.3%			67.2%
Estimated Loss(6)	$215	$227	$(12)	(5%)	$108	$107	99%
Estimated Loss as a Percentage of Total Loans at Cost	4.7%	5.1%			3.7%
Past Due Loans at Cost	$—	$—	$—	—%	$45	$(45)	(100%)
Debt to Equity Conversions at Cost	$3	$—	$3	100%	$—	$3	100%
Return on Average Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	6.3%	5.6%			3.3%
LTM Net Operating Income Return on Average Shareholders' Equity	4.2%	3.7%			2.3%
LTM Net Realized (Loss) Earnings Return on Average Shareholders' Equity	(2.6%)	(1.7%)			3.1%
LTM Net Earnings Return on Average Shareholders' Equity	1.4%	4.2%			4.1%
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	8.0%	7.1%			5.0%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	5.6%	4.9%			3.8%
Current Quarter Annualized Net Realized Earnings (Loss) Return on Average Shareholders' Equity	1.3%	(11.5%)			4.6%
Current Quarter Annualized Net (Loss) Earnings Return on Average Shareholders' Equity	(2.7%)	4.6%			8.5%
______________________________
NM = Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

(1) Includes total assets of American Capital Agency, American Capital Mortgage, American Capital Senior Floating, investment in European Capital through September 30, 2014, American Capital Equity I, American Capital Equity II, American Capital Equity III, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1, ACAS CLO 2013-2, ACAS CLO 2014-1, ACAS CLO 2014-2, ACAS CLO 2015-1, ACAS CLO 2015-2, ACAS CLO Fund I, European Capital UK SME Debt and a European Capital debt fund, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated, less American Capital's investment in the funds.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Includes realizations from American Capital's investment in European Capital during the three months ended September 30, 2014. Includes European Capital investment portfolio realizations during the three months ended September 30, 2015 and June 30, 2015, respectively.

(5) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(6) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
November 4, 2015

	Static Pool (1)
American Capital Portfolio Statistics ($ in millions, unaudited)	1997- 2004	2005	2006	2007	2008	2011	2012	2013	2014	2015	SFRL	Aggregate
IRR of All Investments(2)	12.3%	13.6%	10.5%	(2.0%)	10.0%	12.5%	(14.8%)	39.8%	9.8%	3.9%	3.1%	8.9%
IRR of Exited Investments(3)	13.2%	17.8%	8.9%	(3.8%)	9.1%	21.9%	(67.8%)	13.0%	10.2%	5.6%	N/M	9.2%
IRR of Equity Investments(2)(4)(5)	19.1%	13.6%	13.5%	(8.2%)	20.6%	3.5%	(99.2%)	142.7%	30.9%	N/A	N/A	11.0%
IRR of Exited Equity Investments(3)(4)(5)	24.1%	28.6%	12.4%	(7.6%)	19.3%	35.1%	NM	N/A	N/A	N/A	N/A	15.6%
IRR of All One Stop Buyout Investments(2)(19)	11.6%	26.5%	12.6%	2.0%	15.8%	(30.5%)	(21.7%)	198.1%	N/A	N/A	N/A	12.8%
IRR of All One Stop Buyout Equity Investments(2)(4)(5)(19)	17.3%	37.3%	15.2%	(8.0%)	16.0%	(46.9%)	(99.2%)	197.9%	N/A	N/A	N/A	16.2%
IRR of Current One Stop Buyout Investments(2)(19)	(0.9%)	23.9%	10.5%	(0.6%)	24.9%	(30.5%)	(21.7%)	198.1%	N/A	N/A	N/A	8.4%
IRR of Exited One Stop Buyout Investments(3)	13.0%	21.2%	12.0%	2.0%	15.8%	N/A	NM	NM	N/A	N/A	N/A	12.4%
Committed Investments(7)	$6,189	$5,675	$5,422	$7,609	$1,072	$233	$894	$370	$1,263	$647	$3,016	$32,390
Total Exits and Prepayments of Committed Investments(7)	$5,919	$4,866	$4,894	$6,647	$856	$168	$443	$164	$401	$80	$494	$24,932
Total Interest, Dividends and Fees Collected	$2,148	$1,753	$1,631	$1,623	$466	$32	$102	$72	$123	$15	$96	$8,061
Total Net Realized (Loss) Gain on Investments	$(119)	$387	$(278)	$(1,549)	$(100)	$11	$(165)	$(1)	$1	$—	$(3)	$(1,816)
Current Cost of Investments	$271	$555	$352	$620	$159	$51	$408	$212	$798	$541	$2,259	$6,226
Current Fair Value of Investments	$144	$1,185	$328	$462	$176	$35	$314	$342	$805	$532	$2,227	$6,550
Current Fair Value of Investments as a % of Total Investments at Fair Value	2.2%	18.1%	5.0%	7.1%	2.7%	0.5%	4.8%	5.2%	12.3%	8.1%	34.0%	100.0%
Net Unrealized (Depreciation) Appreciation	$(127)	$630	$(24)	$(158)	$17	$(16)	$(94)	$130	$7	$(9)	$(32)	$324
Non-Accruing Loans at Cost	$3	$9	$13	$122	$4	$—	$20	$—	$—	$—	$8	$179
Non-Accruing Loans at Fair Value	$1	$—	$13	$59	$5	$—	$4	$—	$—	$—	$3	$85
Equity Interest at Fair Value(4)	$75	$1,087	$217	$94	$58	$11	$10	$202	$54	$1	N/A	$1,809
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	5.3	0.6	7.3	4.6	5.7	—	6.1	6.4	5.3	6.0	N/A	4.0
Interest Coverage(10)(12)(13)(16)	1.7	0.1	5.7	2.0	1.9	—	2.3	2.5	3.2	2.1	N/A	1.8
Debt Service Coverage(11)(12)(13)(16)	1.3	0.1	2.9	1.9	1.5	—	2.2	2.2	2.3	1.9	N/A	1.4
Average Age of Companies(13)(16)	40 yrs	11 yrs	45 yrs	40 yrs	22 yrs	5 yrs	20 yrs	21 yrs	26 yrs	30 yrs	N/A	24 yrs
Diluted Ownership Percentage(4)(17)	95%	93%	82%	83%	83%	90%	99%	79%	4%	5%	N/A	86%
Average Revenue(13)(14)(16)	$51	$230	$170	$89	$33	$—	$216	$314	$292	$642	N/A	$247
Average Adjusted EBITDA(8)(13)(16)	$9	$102	$33	$17	$15	$—	$46	$34	$65	$31	N/A	$57
Total Revenue(13)(14)	$836	$561	$2,412	$1,703	$57	$—	$972	$2,115	$4,965	$6,830	N/A	$20,451
Total Adjusted EBITDA(8)(13)	$103	$142	$30	$115	$26	$—	$275	$344	$1,287	$448	N/A	$2,770
% of Senior Loans(12)(13)(15)	32%	9%	6%	54%	32%	100%	53%	100%	100%	100%	N/A	73%
% of Loans with Lien(12)(13)(15)	99%	64%	100%	93%	40%	100%	100%	81%	100%	100%	N/A	93%
Diluted Ownership Percentage of ACAS in MOPC(6)(17)	98%	96%	93%	97%	95%	80%	99%	85%	N/A	N/A	N/A	94%
Total Third-party Debt at Cost in MOPC(6)(18)	$39	$21	$338	$27	$22	$—	$22	$22	$—	N/A	N/A	$491
———————
N/A = Not Applicable
NM = Not Meaningful

Note:
Excludes portfolio companies of European Capital. For static pool statistics, American Capital’s investment in European Capital was treated as an exited investment at its net asset value on October 1, 2014, the date on which it was consolidated into American Capital.

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in the 2009 and 2010 static pool years.

2)
Internal rate of return (“IRR”) calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For active investments, the terminal value is assumed to be the current fair value. For exited investments, the terminal value is the total cash realization received upon exit. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

3)
IRR calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For exited investments, the terminal value is the total cash realization received upon exit. This includes fully exited investments of existing portfolio companies. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
Majority Owned Portfolio Company (“MOPC”) investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of the collateralized loan obligations. Excludes our investment in European Capital through September 30, 2014.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS’s debt in each portfolio company’s debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products, Senior Floating Rate Loans and our investment in European Capital through September 30, 2014.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments, excluding Senior Floating Rate Loans.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Includes American Capital Asset Management, LLC.

American Capital, Ltd.
November 4, 2015

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on November 5, 2015 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AmericanCapital.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 266-8979 (U.S. domestic) or (412) 902-6605 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q3 2015 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be available on our website after the call on November 5, 2015. In addition, there will be a phone recording available one hour after the live call on November 5, 2015 through November 19, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10073273.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $23 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $80 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $10 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.